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                                                                 EXHIBIT-11

                       CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the captions "Financial Highlights" and "Independent Auditors and Reports to Shareholders" and to the use in the Registration Statement (Form N-1A) of Kemper Securities Trust of our reports dated January 26, 1998 for Kemper U.S. Growth and Income Fund and April 24, 1998 for Kemper Small Cap Relative Value Fund and their incorporation by reference in the related prospectus and statement of additional information of Kemper U.S. Growth and Income Fund and Kemper Equity Funds/Value Style, respectively, filed with the Securities and Exchange Commission in this Post-Effective Amendment No. 2 to the Registration Statement under the Securities Act of 1933 (File No. 333-42335) and in this Amendment No. 3 to the Registration Statement under the Investment Company Act of 1940 (File No. 811-08393).


                                                ERNST & YOUNG LLP

Chicago, Illinois
April 24, 1998

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                        REPORT OF INDEPENDENT AUDITORS


The Board of Trustees and Shareholder
Kemper Securities Trust-
  Kemper Small Cap Relative Value Fund


We have audited the accompanying statement of net assets of Kemper Securities Trust-Kemper Small Cap Relative Value Fund as of April 24, 1998. This statement of net assets is the responsibility of Kemper Security Trust's management. Our responsibility is to express an opinion on this statement of net assets based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement of net assets is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement of net assets. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall statement of net assets presentation. We believe that our audit of the statement of net assets provides a reasonable basis for our opinion.

In our opinion, the statement of net assets referred to above presents fairly, in all material respects, the financial position of Kemper Securities Trust-Kemper Small Cap Relative Value Fund at April 24, 1998 in conformity with generally accepted accounting principles.



                                                ERNST & YOUNG LLP

Chicago, Illinois
April 24, 1998